UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2024

MINERVA GOLD INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-255403	98-1588963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MINERVA GOLD INC.

12/1 Kunayev str, IA 17

Nur-Sultan, 010000, Kazakhstan

 (Address of principal executive offices)

(725) 225-1800

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Addition of New Business Segment and Appointment of New Director

Minerva Gold Inc. (the "Company") is pleased to announce that, as part of its strategic growth initiatives, it has expanded its business operations to include a new segment focused on design services. This addition aligns with the Company’s long-term vision to diversify its offerings and position itself to meet the evolving needs of potential clients.

In connection with this expansion, the Company is also pleased to report the appointment of Meltem Alieva as a member of its Board of Directors, effective immediately. Ms. Alieva brings extensive experience in architecture, design, and branding, and the Company believes that she will provide valuable insight and leadership as the Company embarks on this new venture.

The Company looks forward to leveraging this new business segment and the expertise of its expanded board to drive future growth and success.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA GOLD INC.

Date: October 21, 2024	By:	/s/ Aftandil Aibekov
	Name:	Aftandil Aibekov
	Title:	President

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